HealthEquity Reports Third Quarter Ended October 31, 2017 Financial Results
Highlights of the third quarter include:

•	Revenue of $56.8 million, an increase of 31% compared to Q3 FY17.

•	Net income of $10.5 million, an increase of 74% compared to Q3 FY17.

•	Net income per diluted share of $0.17 compared to $0.10 in Q3 FY17.

•	Adjusted EBITDA of $21.2 million, an increase of 46% compared to Q3 FY17.

Draper, Utah – December 5, 2017 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its third quarter ended October 31, 2017.
"HealthEquity has added more than 740,000 new HSAs and $1.3 billion in custodial assets since the end of the third quarter last year as we added more than 123,000 HSAs in this year’s third quarter, including 14,000 from First Interstate Bank,” said Jon Kessler, President and CEO of HealthEquity. “The 27% third quarter growth in HSAs helped us surpass 3 million total HSAs and drive our custodial assets up 30% to $5.6 billion. Our fully integrated investment platform continues to lead the industry with 73% custodial investment growth in the third quarter and total invested custodial assets at $1 billion at quarter end. With another strong quarterly performance and record year-to-date results, we are narrowing our guidance for fiscal 2018 financial expectations around a higher revenue forecast and confirming our adjusted EBITDA outlook."

Third quarter financial results
For the third quarter ended October 31, 2017, HealthEquity reported revenue of $56.8 million, an increase of 31% compared to $43.4 million for the third quarter ended October 31, 2016. Revenue consisted of:

•	Service revenue of $23.0 million, an increase of 22% compared to Q3 FY17.

•	Custodial revenue of $22.1 million, an increase of 48% compared to Q3 FY17.

•	Interchange revenue of $11.7 million, an increase of 22% compared to Q3 FY17.

Net income was $10.5 million for the third quarter ended October 31, 2017, compared to $6.0 million for the third quarter ended October 31, 2016.
Net income per diluted share was $0.17 for the third quarter ended October 31, 2017, compared to $0.10 for the third quarter ended October 31, 2016.
Adjusted EBITDA was $21.2 million for the third quarter ended October 31, 2017, an increase of 46% compared to $14.5 million for the third quarter ended October 31, 2016.
HSA Member and Custodial Asset metrics
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of October 31, 2017 was 3.0 million, an increase of 27% from 2.4 million as of October 31, 2016.
Total Custodial Assets as of October 31, 2017 was $5.6 billion, an increase of 30% year over year, consisting of:

•	Custodial Cash Assets of $4.6 billion, an increase of 24% compared to Q3 FY17; and

•	Custodial Investment Assets of $1.0 billion, an increase of 73% compared to Q3 FY17.

Business outlook
We are increasing our business outlook for the year ended January 31, 2018. We are narrowing our revenue outlook from a range between $223.0 million and $228.0 million to a range between $225.0 million and $228.0 million, our net income from a range between $41.0 million and $45.0 million to a range between $43.0 million and $45.0 million, our Adjusted EBITDA from a range between $79.0 million and $84.0 million to a range between $80.0 million and $83.0 million. We also expect our non-GAAP net income to be in a range between $39.0 million and $41.0 million, narrowed from our prior range between $39.0 million and $43.0 million. Our non-GAAP net income is calculated by adding back to net income all non-

cash stock-based compensation expense, net of an estimated statutory tax rate of 38%, and the impact of excess tax benefits due to the adoption of Accounting Standards Update ("ASU") 2016-09. Our non-GAAP net income outlook results in a non-GAAP net income per diluted share range between $0.64 and $0.66 (based on an estimated 62.0 million diluted weighted-average shares outstanding), narrowed from our prior range between $0.64 and $0.68.
A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Tuesday, December 5, 2017 to discuss the fiscal year 2018 third quarter results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 2796618. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial Information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share, which are non-GAAP financial measures. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items. Non-GAAP net income is calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate of 38%, and the impact of excess tax benefits due to the adoption of ASU 2016-09. Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.

Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, business outlook, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the Company. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged, consumer-directed benefits to employers and employees, the Company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the Company’s ability to successfully identify, acquire and integrate portfolio purchases or acquisition targets, the Company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the Company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

HealthEquity, Inc. and its subsidiaries
Consolidated balance sheets (unaudited)

(in thousands, except par value)	October 31, 2017	January 31, 2017
Assets
Current assets
Cash and cash equivalents	$184,367	$139,954
Marketable securities, at fair value	40,711	40,405
Total cash, cash equivalents and marketable securities	225,078	180,359
Accounts receivable, net of allowance for doubtful accounts as of October 31, 2017 and January 31, 2017 were $100 and $75, respectively	21,458	17,001
Inventories	169	592
Other current assets	6,106	2,867
Total current assets	252,811	200,819
Property and equipment, net	6,789	5,170
Intangible assets, net	85,450	65,020
Goodwill	4,651	4,651
Deferred tax asset	4,656	1,615
Other assets	1,760	1,861
Total assets	$356,117	$279,136
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,295	$3,221
Accrued compensation	6,503	8,722
Accrued liabilities	9,680	3,760
Total current liabilities	19,478	15,703
Long-term liabilities
Other long-term liabilities	2,226	1,456
Deferred tax liability	—	37
Total long-term liabilities	2,226	1,493
Total liabilities	21,704	17,196
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of October 31, 2017 and January 31, 2017, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 60,652 and 59,538 shares issued and outstanding as of October 31, 2017 and January 31, 2017, respectively	6	6
Additional paid-in capital	255,245	232,114
Accumulated other comprehensive loss	(188)	(165)
Accumulated earnings	79,350	29,985
Total stockholders’ equity	334,413	261,940
Total liabilities and stockholders’ equity	$356,117	$279,136

HealthEquity, Inc. and its subsidiaries
Consolidated statements of operations and comprehensive income (unaudited)

(in thousands, except per share data)	Three months ended October 31,		Nine months ended October 31,
	2017	2016	2017	2016
Revenue:
Service revenue	$22,962	$18,781	$68,258	$56,610
Custodial revenue	22,105	14,967	62,709	43,557
Interchange revenue	11,722	9,610	38,122	31,389
Total revenue	56,789	43,358	169,089	131,556
Cost of revenue:
Service costs	17,251	12,675	47,824	34,471
Custodial costs	2,784	2,461	8,370	7,211
Interchange costs	3,027	2,331	9,625	7,748
Total cost of revenue	23,062	17,467	65,819	49,430
Gross profit	33,727	25,891	103,270	82,126
Operating expenses:
Sales and marketing	5,892	4,391	15,707	12,764
Technology and development	6,866	6,209	19,905	15,827
General and administrative	6,252	5,166	18,354	15,290
Amortization of acquired intangible assets	1,155	1,083	3,320	3,214
Total operating expenses	20,165	16,849	57,286	47,095
Income from operations	13,562	9,042	45,984	35,031
Other expense:
Other expense, net	(395)	(256)	(523)	(934)
Total other expense	(395)	(256)	(523)	(934)
Income before income taxes	13,167	8,786	45,461	34,097
Income tax provision	2,685	2,778	4,004	11,783
Net income	$10,482	$6,008	$41,457	$22,314
Net income per share:
Basic	$0.17	$0.10	$0.69	$0.38
Diluted	$0.17	$0.10	$0.67	$0.37
Weighted-average number of shares used in computing net income per share:
Basic	60,562	58,938	60,160	58,338
Diluted	61,868	60,073	61,703	59,693
Comprehensive income:
Net income	$10,482	$6,008	$41,457	$22,314
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale marketable securities, net of tax	7	(23)	(23)	(36)
Comprehensive income	$10,489	$5,985	$41,434	$22,278

HealthEquity, Inc. and its subsidiaries
Statement of Cash flows (unaudited)

	Nine months ended October 31,
(in thousands)	2017	2016
Cash flows from operating activities:
Net income	$41,457	$22,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,142	9,543
Amortization of deferred financing costs and other	97	53
Deferred taxes	5,093	(1,880)
Stock-based compensation	10,468	6,399
Changes in operating assets and liabilities:
Accounts receivable	(4,482)	244
Inventories	423	(324)
Other assets	(3,027)	(3,955)
Accounts payable	(425)	(973)
Accrued compensation	(2,219)	(3,117)
Accrued liabilities	2,586	1,666
Other long-term liabilities	770	1,059
Net cash provided by operating activities	61,883	31,029
Cash flows from investing activities:
Purchases of intangible member assets	(15,529)	—
Acquisition of a business	(2,882)	—
Purchases of marketable securities	(343)	(275)
Purchase of property and equipment	(3,382)	(2,705)
Purchase of software and capitalized software development costs	(7,654)	(6,799)
Net cash used in investing activities	(29,790)	(9,779)
Cash flows from financing activities:
Proceeds from exercise of common stock options	12,320	4,546
Tax benefit from exercise of common stock options	—	15,909
Net cash provided by financing activities	12,320	20,455
Increase in cash and cash equivalents	44,413	41,705
Beginning cash and cash equivalents	139,954	83,641
Ending cash and cash equivalents	$184,367	$125,346
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable or accrued liabilities at period end	$238	$569
Purchases of software and capitalized software development costs included in accounts payable or accrued liabilities at period end	501	185
Purchases of intangible member assets accrued at period end	3,429	—

Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the consolidated statements of operations and comprehensive income is as follows:

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2017	2016	2017	2016
Cost of revenue	$720	$462	$1,903	$1,258
Sales and marketing	561	364	1,403	930
Technology and development	831	487	2,365	1,290
General and administrative	1,553	755	4,797	2,921
Total stock-based compensation expense	$3,665	$2,068	$10,468	$6,399
HSA Members (unaudited)

	October 31, 2017	October 31, 2016	% Change	January 31, 2017
HSA Members	3,012,968	2,378,353	27%	2,746,132
Average HSA Members - Year-to-date	2,872,744	2,278,994	26%	2,339,091
Average HSA Members - Quarter-to-date	2,977,367	2,354,227	26%	2,519,382
HSA Members with investments	98,257	58,226	69%	65,906
Custodial assets (unaudited)

(in thousands, except percentages)	October 31, 2017	October 31, 2016	% Change	January 31, 2017
Custodial cash	$4,592,658	$3,713,290	24%	$4,380,487
Custodial investments	987,050	570,553	73%	658,580
Total custodial assets	$5,579,708	$4,283,843	30%	$5,039,067
Average daily custodial cash - Year-to-date	$4,469,641	$3,596,571	24%	$3,661,058
Average daily custodial cash - Quarter-to-date	$4,550,327	$3,669,480	24%	$3,854,518

Net income reconciliation to Adjusted EBITDA (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2017	2016	2017	2016
Net income	$10,482	$6,008	$41,457	$22,314
Interest income	(185)	(137)	(521)	(385)
Interest expense	69	69	205	206
Income tax provision	2,685	2,778	4,004	11,783
Depreciation and amortization	2,851	2,335	7,822	6,329
Amortization of acquired intangible assets	1,155	1,083	3,320	3,214
Stock-based compensation expense	3,665	2,068	10,468	6,399
Other (1)	511	323	839	1,113
Adjusted EBITDA	$21,233	$14,527	$67,594	$50,973

(1)
For the three months ended October 31, 2017 and 2016, Other consisted of non-income-based taxes of $113 and $86, acquisition-related costs of $398 and $10, and other costs of $0 and $237, respectively. For the nine months ended October 31, 2017 and 2016, Other consisted of non-income based taxes of $303 and $260, acquisition-related costs of $482 and $595, and other costs of $54 and $258, respectively.

Reconciliation of Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2018
Net income	$43 - $45
Income tax provision	5 - 6
Depreciation and amortization	~ 11
Amortization of acquired intangible assets	~ 4
Stock-based compensation expense	~ 14
Other	~ 3
Adjusted EBITDA	$80 - $83

Reconciliation of non-GAAP net income per diluted share (unaudited)

	Three months ended	Nine months ended	Outlook for the year ending
(in millions, except per share data)	October 31, 2017	October 31, 2017	January 31, 2018
Net income	$10	$41	$43 - $45
Stock compensation, net of tax (1)	2	6	~ 9
Excess tax benefit due to adoption of ASU 2016-09	(2)	(12)	~ (13)
Non-GAAP net income	$10	$35	$39 - $41

Diluted weighted-average shares used in computing GAAP and Non-GAAP per share amounts	62	62	62
Non-GAAP net income per diluted share (2)	$0.17	$0.57	$0.64 - $0.66
(1) The Company used an estimated statutory tax rate of 38% to calculate the net impact stock-based compensation expense.
(2) Non-GAAP net income per diluted share does not calculate due to rounding.